Exhibit 99.1

Keysight Technologies Announces CEO Succession
Satish Dhanasekaran, Current COO, to Become CEO
Ron Nersesian to Remain as Executive Chairman of the Board

SANTA ROSA, Calif., Feb. 24, 2022 – Keysight Technologies, Inc. (NYSE: KEYS) today announced that, effective May 1, 2022, Satish Dhanasekaran, current Chief Operating Officer of the company, will become President and Chief Executive Officer, and will join the Keysight Board of Directors. Ron Nersesian, current President and Chief Executive Officer of Keysight, will be retiring after a long and successful career with the company, but will continue as Executive Chairman of the Board.
“I am incredibly proud of the exceptional results that the Keysight team has achieved for customers and shareholders,” said Nersesian. “Looking ahead, I am even more confident in Keysight’s future prospects and ability to drive further value creation given the strength of the company’s differentiated solutions, R&D investments, sales and marketing engines, leadership team, balance sheet, and culture.”
Nersesian has spent over 30 years with the company and its predecessors. He became President & Chief Executive Officer of Keysight when Agilent Technologies decided to spin-out the business in 2013. Since becoming an independent public company in 2014, Keysight has executed its software-centric solutions strategy by focusing on customer success, strengthening its differentiated solutions portfolio through acquisitions and increased R&D investments and improving the durability of the business model. Under Nersesian’s leadership, Keysight’s revenues have increased at a ten percent compound annual growth rate, while generating annualized earnings and free cash flow growth of eighteen percent and twenty-five percent respectively. At the same time and as of the end of fiscal year 2021, Keysight’s market capitalization has increased six-fold, while delivering shareholder returns nearly four times that of the S&P 500 Index.
“I love Keysight deeply and I feel confident in its future with Satish as CEO and the exceptional leadership team and employees in place,” said Nersesian. “Through the Board’s succession planning process, Satish’s market expertise, strategic insight, and high-performance track record made him the clear choice to lead Keysight. I look forward to continuing with Keysight as Executive Chairman and working with Satish and the Board to build on Keysight’s strong momentum to create further value for all stakeholders.”
Dhanasekaran began his career at Keysight in 2006. He has been Chief Operating Officer since 2020, focused on growing orders, increasing annual recurring revenue and driving the company’s growth initiatives. He oversees the Keysight functions that contribute to these objectives, including market and technology research; development of new technologies, products, and solutions; services; marketing; and sales.
Before becoming Chief Operating Officer, Dhanasekaran led Keysight’s Communications Solutions Group, the company’s largest business segment, that addresses the communications ecosystem, including wireless and wireline, as well as aerospace defense and government customers. As the head of this business, he successfully drove order and revenue growth, expanded margins and increased its software solutions mix. At the same time, Dhanasekaran established Keysight’s leadership in 5G and made significant contributions to accelerate technology adoption in other key areas, including 400G, quantum and electromagnetic spectrum operations. He has over 20 years of experience in the communications industry spanning business leadership, product, sales, marketing, and business development.
“I am honored that the Board has selected me to succeed Ron as Keysight’s President and CEO. Keysight’s purpose of accelerating innovation to connect and secure the world enables us to capture opportunities across our diverse set of end markets and extend our track record of strong financial performance,” said Dhanasekaran. “Keysight has a very bright future ahead, and I look forward to working with the team to execute our software-centric solutions strategy and apply the Keysight Leadership Model to deliver greater value for our customers, shareholders and employees.”

About Keysight Technologies
Keysight delivers advanced design and validation solutions that help accelerate innovation to connect and secure the world. Keysight's dedication to speed and precision extends to software-driven insights and analytics that bring tomorrow's technology products to market faster across the development lifecycle, in design simulation, prototype validation, automated software testing, manufacturing analysis, and network performance optimization and visibility in enterprise, service provider and cloud environments. Our customers span the worldwide communications and industrial ecosystems, aerospace and defense, automotive, energy, semiconductor and general electronics markets. Keysight generated revenues of $4.9B in fiscal year 2021. For more information about Keysight Technologies (NYSE: KEYS), visit us at www.keysight.com
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EDITORIAL CONTACT: Denise Idone, Worldwide +1 941-888-2388 denise.idone@keysight.com	INVESTOR CONTACT: Jason Kary +1 707 577 6916 jason.kary@keysight.com